CARDTRONICS ANNOUNCES FOURTH QUARTER
AND FULL-YEAR 2019 RESULTS

Continued Strong Margin Expansion Driven by Revenue Growth
Deploying New Technology-driven Solutions and Growing Partnerships

HOUSTON, February 20, 2020 – Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter and year ended December 31, 2019.

“We continued to deliver on our strategic priorities during the fourth quarter, resulting in solid revenue growth and a strong performance on our key profitability metrics. During 2019, we returned to organic revenue growth, expanded margins, strengthened our network and invested for the future, while delivering record adjusted free cash flows. We have momentum exiting 2019 behind the catalyst of continued transformation in banking and consumer financial services. We are excited about our continued roll-out of our deposit and cash accepting ATMs, coupled with advanced software at the ATM and mobile capabilities. These investments will enable new products and partnerships. Looking into 2020 and beyond, we are well-positioned to deliver revenue and profit growth by leveraging our unique network and continuing to evolve the business to deliver expanded solutions for our customers,” commented Edward H. West, Cardtronics’ chief executive officer.

Fourth Quarter 2019 Financial Highlights:
•Total revenues of $338.8 million, up 3% from $327.9 million in the prior year, and up 4% on a constant-currency basis.
•ATM operating revenues of $322.0 million, up 3% from $314.1 million in the prior year and also up 3% on a constant-currency basis.
•GAAP Net Income of $12.6 million, or $0.28 per diluted share, compared to Net Loss of $6.1 million, or $0.13 per diluted share in the prior year.
•Adjusted Net Income per diluted share of $0.70, up 49% from the prior year.
•Adjusted EBITDA of $78.1 million, up 14% from $68.5 million in the prior year, and up 15% on a constant- currency basis.
•Adjusted EBITDA margin of 23.1%, up 220 basis points from the prior year.

Recent Business Highlights:
•Implemented a new program with Amazon to enable customers to add cash to their Amazon Balance with Amazon Cash at cash-accepting Cardtronics ATMs.
•Renewal and expansion of ATM placement agreement with Couche-Tard for approximately 5,500 ATMs.
•New ATM placement agreement for 130 ATMs with Golub Corporation, owner of grocery chain, Price Chopper.
•Recently executed managed services agreement with BankUnited to provide full ATM services for nearly 80 ATMs in Florida and New York. BankUnited has also joined the Allpoint Network.
•Growing partnerships with leading fintech and challenger banks added to the Allpoint Network, including Axos, Branch, Cogni, Current, Majority, Rellevate, and Revolut.

Full-Year 2019 Financial Highlights:
•Total revenues of $1.35 billion, up 0.3% compared to the prior year, and up 2.5% on a constant-currency basis.
•ATM operating revenues of $1.28 billion, down 0.9% from $1.29 billion in the prior year and up 1.4% on a constant-currency basis.
•GAAP net income of $48.3 million, or $1.05 per diluted share, compared to GAAP net income of $3.7 million, or $0.08 per diluted share in the prior year.
•Adjusted net income per diluted share of $2.52 compared to $2.14 in the prior year.
•Adjusted EBITDA of $308.0 million, up 5.2% from $292.7 million in the prior year.
•Adjusted EBITDA margin of 22.8%, up 100 basis points from the prior year.
•Cash flow provided by operations of $204.7 million compared to Cash flow provided by operations of $334.2 million in the prior year, with the significant change being driven by the timing of settlements and the resulting fluctuations in restricted cash and corresponding liabilities.
•Adjusted free cash flow of $150.2 million, up $32.3 million from $117.9 million in the prior year; paid down outstanding debt by $96 million.
•Repurchased approximately 1.7 million shares or nearly 4% of shares outstanding.

See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Net Income per diluted share (may also be referred to by the Company as "Adjusted EPS"), Adjusted Free Cash Flow, and certain other financial measures recognized under generally accepted accounting principles in the U.S. (“U.S. GAAP” or “GAAP”) and other non-GAAP measures that are used by management on a constant-currency basis. For additional information, including reconciliations to the most directly comparable GAAP measure, see the supplemental schedules of selected financial information in this earnings release.

The Company may also refer to revenue or profit growth as being organic. When providing growth measures on an organic basis, the Company aims to exclude the estimated impact from any acquired or divested businesses that may be included or partially included in one period but not another. The Company may further adjust organic performance measures for the impacts of currency movements, in order to have a consistent performance comparison across periods for the business, excluding movements in exchange rates.

2020 Full-Year Outlook

Below is the Company’s financial outlook for the year ending December 31, 2020:

•Revenues of $1.37 billion to $1.40 billion;
•GAAP net income of $52 million to $56 million;
•Adjusted EBITDA of $325 million to $335 million;
•Depreciation and accretion expense of $140 million to $142 million;
•Cash interest expense of $24 million to $26 million;
•Adjusted net income of $119 million to $124 million;
•Adjusted net income per diluted share of $2.58 to $2.70 based on approximately 46.0 million average diluted shares outstanding; and
•Capital expenditures of approximately $140 million.

The Adjusted EBITDA and Adjusted Net Income outlook excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this earnings release. See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of these Non-GAAP measures. This outlook is based on average foreign currency exchange rates for 2020 of £1.00 U.K. to $1.30 U.S., $19.25 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.75 U.S., €1.00 Euros to $1.12 U.S., $1.00 Australian dollar to $0.70 U.S., and R14.50 South African Rand to $1.00 U.S.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, February 20, 2020, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended December 31, 2019. To access the call, please call the conference call operator at:

Dial-in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in 15 minutes prior to the scheduled start time and request to be connected to the “Cardtronics Fourth Quarter 2019 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through February 27, 2020, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 9566016 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through March 27, 2020. Prior to the conference call, the Company will post supplemental financial information to its website at www.cardtronics.com.

ABOUT CARDTRONICS (Nasdaq: CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 285,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa. Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions. Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics' Allpoint Network, the world’s largest surcharge-free ATM network, with over 58,000 locations. As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CONTACT INFORMATION

EVP - Treasurer Brad Conrad 832-308-4000 ir@cardtronics.com	VP - Public Relations Lisa Albiston 832-308-4000 lisa.albiston@cardtronics.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended and are intended to be covered by the safe harbor provisions thereof. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on its estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. Risk factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this earnings release, which speak only as of the date of this earnings release. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

In order to assist readers of our consolidated financial statements in understanding the operating results that management uses to evaluate the business and for financial planning purposes, the Company presents the following non-GAAP measures as a complement to financial results prepared in accordance with U.S. GAAP: Adjusted Gross Profit, Adjusted Gross Margin, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted Tax Rate, Adjusted Net Income per diluted share, Adjusted Free Cash Flow, and certain other results presented on a constant-currency basis. Management believes that the presentation of these measures and the identification of notable, non-cash, non-operating costs, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years. Management also believes that these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in the Company’s industry to provide a baseline for evaluating and comparing our operating performance and, in the case of free cash flow, our liquidity results. Management uses these non-GAAP financial measures in managing and measuring the performance of the business, including setting and measuring incentive-based compensation.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this earnings release. In addition, the non-GAAP measures that are used by the Company are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures of other companies.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit represents total revenues less the total cost of revenues, excluding depreciation, accretion, and amortization of intangible assets. Adjusted Gross Margin is calculated by dividing Adjusted Gross Profit by total revenues.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA adds interest, income tax expense (benefit), depreciation and accretion, amortization of deferred financing costs and note discounts, amortization of intangible assets, and certain costs not anticipated to occur in future periods to net income. Adjusted EBITDA and Adjusted EBITDA Margin exclude the items excluded from EBITDA as well as share-based compensation expense, certain other income and expense amounts, acquisition related expenses, gains or losses on disposal and impairment of assets, certain non-operating expenses, (if applicable in a particular period), our obligation for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Depreciation and accretion expense and amortization of intangible assets are excluded from Adjusted EBITDA and Adjusted EBITDA margins as these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenues.

Adjusted Net Income, Adjusted Net Income per Diluted Share and Adjusted Tax Rate

Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, deferred financing costs and note discount, gains or losses on disposal and impairment of assets, share-based compensation expense, certain other income and expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). The non-GAAP tax rate used to calculate Adjusted Net Income was approximately 22.4% and 23.1% for the three and twelve months ended December 31, 2019, respectively, and 20.9% and 24.1% for three and twelve months ended December 31, 2018, respectively. The non-GAAP tax rates represent the GAAP tax rate for the period as adjusted by the estimated tax impact of the items adjusted from the measure. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding.

Adjusted Free Cash Flow

Adjusted Free Cash Flow is defined as cash provided by operating activities less the impact of changes in restricted cash due to the timing of payments of restricted cash liabilities and less payments for capital expenditures, including those financed through direct debt, but excluding acquisitions. The Adjusted Free Cash Flow measure does not take into consideration certain financing activities and other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt.

Constant-Currency

Management calculates certain GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures in the current reporting period to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands, excluding share, per share amounts, and percentages)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2019	2018	% Change	2019	2018	% Change
	(Unaudited)	(Unaudited)		(Unaudited)
Revenues:
ATM operating revenues	$322,039	$314,141	2.5%	$1,281,106	$1,292,930	(0.9)%
ATM product sales and other revenues	16,768	13,756	21.9	68,299	52,313	30.6
Total revenues	338,807	327,897	3.3	1,349,405	1,345,243	0.3
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets reported separately below)	207,260	208,256	(0.5)	830,359	855,948	(3.0)
Cost of ATM product sales and other revenues	13,472	10,307	30.7	54,620	41,835	30.6
Total cost of revenues	220,732	218,563	1.0	884,979	897,783	(1.4)
Operating expenses:
Selling, general, and administrative expenses	45,562	45,926	(0.8)	177,474	170,490	4.1
Restructuring expenses	1,882	1,052	78.9	8,928	6,586	35.6
Acquisition related expenses	—	558	n/m	—	3,191	n/m
Depreciation and accretion expense	31,032	32,746	(5.2)	130,676	126,199	3.5
Amortization of intangible assets	11,854	12,648	(6.3)	49,261	52,911	(6.9)
Loss on disposal and impairment of assets	8,552	2,290	273.4	11,653	17,873	(34.8)
Total operating expenses	98,882	95,220	3.8	377,992	377,250	0.2
Income from operations	19,193	14,114	36.0	86,434	70,210	23.1
Other (income) expenses:
Interest expense, net	6,339	8,244	(23.1)	26,604	35,429	(24.9)
Amortization of deferred financing costs and note discount	3,448	4,827	(28.6)	13,447	14,887	(9.7)
Redemption cost for early extinguishment of debt	—	6,408	n/m	—	6,408	(100.0)
Other (income) expenses	(8,950)	697	n/m	(18,404)	(627)	n/m
Total other expenses	837	20,176	(95.9)	21,647	56,097	(61.4)
Income (loss) before income taxes	18,356	(6,062)	(402.8)	64,787	14,113	359.1
Income tax expense	5,742	48	n/m	16,522	10,457	58.0
Effective tax rate	31.3%	(0.8)%		25.5%	74.1%
Net income (loss)	12,614	(6,110)	n/m	48,265	3,656	n/m
Net loss attributable to noncontrolling interests	(6)	(6)	—	(9)	(20)	n/m
Net income (loss) attributable to controlling interests and available to common shareholders	$12,620	$(6,104)	n/m	$48,274	$3,676	n/m

Net income (loss) per common share – basic	$0.28	$(0.13)		$1.06	$0.08
Net income (loss) per common share – diluted	$0.28	$(0.13)		$1.05	$0.08

Weighted average shares outstanding – basic	44,619,307	46,116,518		45,514,703	45,988,775
Weighted average shares outstanding – diluted	45,288,321	46,116,518		46,015,334	46,436,439

Condensed Consolidated Balance Sheets
As of December 31, 2019 and December 31, 2018
(In thousands)

	December 31, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,115	$39,940
Accounts and notes receivable, net	95,795	75,643
Inventory, net	10,618	11,392
Restricted cash	87,354	155,470
Prepaid expenses, deferred costs, and other current assets	84,639	84,386
Total current assets	308,521	366,831
Property and equipment, net	461,277	460,187
Intangible assets, net	113,925	150,847
Goodwill	752,592	749,144
Operating lease assets	76,548	—
Deferred tax asset, net	13,159	8,658
Prepaid expenses, deferred costs, and other noncurrent assets	37,936	51,677
Total assets	$1,763,958	$1,787,344

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$53,144	$20,266
Accounts payable and other accrued and current liabilities	381,240	408,470
Total current liabilities	434,384	428,736
Long-term liabilities:
Long-term debt	739,475	818,485
Asset retirement obligations	55,494	54,413
Non-current operating lease liabilities	69,531	—
Deferred tax liability, net	46,878	41,198
Other long-term liabilities	37,870	67,740
Total liabilities	1,383,632	1,410,572
Shareholders' equity	380,326	376,772
Total liabilities and shareholders’ equity	$1,763,958	$1,787,344

SELECTED BALANCE SHEET DETAIL:

Long-Term Debt:	December 31, 2019	December 31, 2018
	(In thousands)
	(Unaudited)
Revolving credit facility	$167,227	$259,081
1.00% Convertible senior notes due December 2020 (1)	275,703	263,507
5.50% Senior Notes due May 2025(2)	296,545	295,897
Total long-term debt	$739,475	$818,485

(1) The 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $11.8 million and $24.0 million as of December 31, 2019 and December 31, 2018, respectively. In accordance with GAAP, the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million). Although the Convertible Notes are due in December 2020, it is currently Management's intent to utilize the available capacity under the Revolving credit facility to fund the December 2020 repayment of the Convertible Notes. Therefore, the Convertible Notes remain classified in the Long-term debt line in the accompanying Consolidated Balance Sheets at December 31, 2019.
(2) The 5.50% Senior Notes due May 2025 with a face value of $300.0 million are presented net of capitalized debt issuance costs of $3.5 million and $4.1 million as of December 31, 2019 and December 31, 2018, respectively.

Reconciliation of Net Income (Loss) Attributable to Controlling Interests and Available to Common Shareholders to EBITDA,
Adjusted EBITDA, and Adjusted Net Income
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands, excluding share and per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income (loss) attributable to controlling interests and available to common shareholders	$12,620	$(6,104)	$48,274	$3,676
Adjustments:
Interest expense, net	6,339	8,244	26,604	35,429
Amortization of deferred financing costs and note discount	3,448	4,827	13,447	14,887
Redemption costs for early extinguishment of debt	—	6,408	—	6,408
Income tax expense	5,742	48	16,522	10,457
Depreciation and accretion expense	31,032	32,746	130,676	126,199
Amortization of intangible assets	11,854	12,648	49,261	52,911
EBITDA	$71,035	$58,817	$284,784	$249,967

Add back:
Loss on disposal and impairment of assets (1)	8,552	2,290	11,653	17,873
Other (income) loss (2)	(8,950)	697	(18,404)	(627)
Noncontrolling interests (3)	12	7	58	38
Share-based compensation expense	5,595	5,033	20,962	15,660
Restructuring expenses (4)	1,882	1,052	8,928	6,586
Acquisition related expenses (5)	—	558	—	3,191
Adjusted EBITDA	$78,126	$68,454	$307,981	$292,688
Less:
Interest expense, net	6,339	8,244	26,604	35,429
Depreciation and accretion expense (6)	31,031	32,745	130,675	126,197
Adjusted pre-tax income	40,756	27,465	150,702	131,062
Income tax expense (7)	9,130	5,740	34,877	31,529
Adjusted Net Income	$31,626	$21,725	$115,825	$99,533

Adjusted Net Income per share – basic	$0.71	$0.47	$2.54	$2.16
Adjusted Net Income per share – diluted	$0.70	$0.47	$2.52	$2.14

Weighted average shares outstanding – basic	44,619,307	46,116,518	45,514,703	45,988,775
Weighted average shares outstanding – diluted	45,288,321	46,581,822	46,015,334	46,436,439

(1) Includes a goodwill impairment of $7.3 million on the Canada reporting unit during the three months ended December 31, 2019.
(2) Includes the revaluation of the estimated acquisition related contingent consideration, foreign currency translation gains/losses and other non-operating costs.
(3) Noncontrolling interest adjustment made such that Adjusted EBITDA includes only our ownership interest in the Adjusted EBITDA of one of our Mexican subsidiaries.
(4) For the three and twelve months ended December 31, 2019 and 2018, restructuring activities included workforce reductions, costs incurred in conjunction with facilities closures, professional fees and other related charges.
(5) For the three and twelve months ended December 31, 2018, Acquisition related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs related to the DCPayments acquisition.
(6) Amounts exclude a portion of the expenses incurred by one of its Mexican subsidiaries to account for the amounts allocable to the noncontrolling interest shareholders.
(7) For the three and twelve months ended December 31, 2019, the non-GAAP tax rate used to calculate Adjusted Net Income was 22.4% and 23.1%, respectively. For the three and twelve months ended December 31, 2018, the non-GAAP tax rate used to calculate Adjusted Net Income was 20.9% and 24.1%, respectively. These figures represent the Company’s GAAP tax rates as adjusted for the net tax effects related to the items excluded from Adjusted Net Income.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

Consolidated revenue:
	Three Months Ended
	December 31,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$322,039	$1,668	$323,707	$314,141	2.5%	3.0%
ATM product sales and other revenues	16,768	22	16,790	13,756	21.9	22.1
Total revenues	$338,807	$1,690	$340,497	$327,897	3.3%	3.8%

	Twelve Months Ended
	December 31,
	2019			2018	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency

ATM operating revenues	$1,281,106	$29,450	$1,310,556	$1,292,930	(0.9)%	1.4%
ATM product sales and other revenues	68,299	657	68,956	52,313	30.6	31.8
Total revenues	$1,349,405	$30,107	$1,379,512	$1,345,243	0.3%	2.5%

Reconciliation of Gross Profit Inclusive of Depreciation, Accretion, and Amortization of Intangible Assets to Adjusted Gross Profit
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands, excluding percentages)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Total revenues	$338,807	$327,897	$1,349,405	$1,345,243
Total cost of revenues (1)	220,732	218,563	884,979	897,783
Total depreciation, accretion, and amortization of intangible assets excluded from total cost of revenues	34,088	36,579	146,385	145,716
Gross profit inclusive of depreciation, accretion, and amortization of intangible assets	83,987	72,755	318,041	301,744
Gross Margin (inclusive of depreciation, accretion, and amortization of intangible assets)	24.8%	22.2%	23.6%	22.4%
Total depreciation, accretion, and amortization of intangible assets excluded from gross profit	34,088	36,579	146,385	145,716
Adjusted Gross Profit exclusive of depreciation, accretion, and amortization of intangible assets	$118,075	$109,334	$464,426	$447,460
Adjusted Gross Margin (exclusive of depreciation, accretion, and amortization of intangible assets)	34.9%	33.3%	34.4%	33.3%

(1)The Company presents the Total cost of revenues in the Company’s Consolidated Statements of Operations exclusive of depreciation and accretion, and amortization of intangible assets.

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands, excluding per share amounts and percentages)
(Unaudited)

	Three Months Ended
	December 31,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$78,126	$478	$78,604	$68,454	14.1%	14.8%

Adjusted Net Income	$31,626	$233	$31,859	$21,725	45.6%	46.6%

Adjusted Net Income per share – diluted (2)	$0.70	$—	$0.70	$0.47	48.9%	48.9%

	Twelve Months Ended
	December 31,
	2019			2018	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
Adjusted EBITDA	$307,981	$6,819	$314,800	$292,688	5.2%	7.6%

Adjusted Net Income	$115,825	$2,486	$118,311	$99,533	16.4%	18.9%

Adjusted Net Income per share – diluted (2)	$2.52	$0.05	$2.57	$2.14	17.8%	20.1%

(1)As reported on the Company’s Reconciliation of Net Income (Loss) Attributable to Controlling Interests and Available to Common Shareholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.
(2)Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,288,321 and 46,581,822 for the three months ended December 31, 2019 and 2018, respectively, and 46,015,334 and 46,436,439 for the twelve months ended December 31, 2019 and 2018, respectively.

Reconciliation of Adjusted Free Cash Flow
For the Three and Twelve Months Ended December 31, 2019 and 2018
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net cash (used in) provided by operating activities	$(27,033)	$149,620	$204,659	$334,202
Restricted cash settlement activity (1)	93,111	(83,385)	70,482	(109,093)
Adjusted net cash provided by operating activities	66,078	66,235	275,141	225,109
Net cash used in investing activities, excluding acquisitions (2)	(34,587)	(33,848)	(124,906)	(107,205)
Adjusted free cash flow	$31,491	$32,387	$150,235	$117,904

(1)Restricted cash settlement activity represents the change in our restricted cash excluding the portion of the change that is attributable to foreign exchange and disclosed as part of the effect of exchange rate changes on cash, cash equivalents, and restricted cash in our Consolidated Statements of Cash Flows. Restricted cash largely consists of amounts collected on behalf of, but not yet remitted to, certain of the Company’s merchant customers or third-party service providers that are pledged for a particular use or restricted to support these obligations.
(2)Capital expenditure amounts include payments made for exclusive license agreements, site acquisition costs, and other assets. Additionally, capital expenditure amounts for one of our Mexican subsidiaries are reflected gross of any noncontrolling interest amounts.

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2020
(In millions, excluding per share amounts)
(Unaudited)

	Estimated Range
	Full Year 2020 (1)
Net Income	$51.7	$55.6
Adjustments:
Interest expense, net	24.4	25.5
Amortization of deferred financing costs and note discount	13.3	13.5
Income tax expense	23.2	25.0
Depreciation and accretion expense	140.0	142.0
Amortization of intangible assets	47.4	48.4
EBITDA	300.0	310.0

Add Back:
Other expense	2.0	2.0
Share-based compensation expense	23.0	23.0
Adjusted EBITDA	325.0	335.0
Less:
Interest expense, net	24.4	25.5
Depreciation and accretion expense	140.0	142.0
Income tax expense (2)	41.8	43.5
Adjusted Net Income	$118.8	$124.0

Adjusted Net Income per share – diluted	$2.58	$2.70

Weighted average shares outstanding – diluted	46.0	46.0

(1) See Disclosure of Non-GAAP Financial Information in this earnings release for definitions of the non-GAAP measures included in this table.
(2) Calculated using the Company’s estimated non-GAAP tax rate of approximately 26% as adjusted for items excluded from Adjusted Net Income. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Cardtronics is a registered trademark of Cardtronics plc and its subsidiaries.
All other trademarks are the property of their respective owners.

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